Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED RIGHTS AGREEMENT (this “Amendment”), is entered into as of May 26, 2010, between Autobytel Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., successor-in-interest to U.S. Stock Transfer Corporation, as Rights Agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement, dated as of July 30, 2004, as amended and restated on April 24, 2009 (the “Rights Agreement”);

WHEREAS, on May 26, 2010, the Board of Directors of the Company (the “Board”) approved and adopted a Tax Benefit Preservation Plan to be entered into between the Company and Computershare Trust Company, N.A. (the “Tax Benefit Rights Agent”) as of May 26, 2010 (the “Tax Benefit Plan”);

WHEREAS, pursuant to Section 27 of the Rights Agreement the Board of Directors of the Company (the “Board”) has the exclusive power and authority to administer the Rights Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of the Rights Agreement, including, without limitation, the right and power to make all determinations deemed necessary or advisable for the administration of the Rights Agreement (including a determination to amend the Rights Agreement); and

WHEREAS, the Board has authorized the amendment of the Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.           Amendment of the Rights Agreement.  Clause (i) of Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(i) the effectiveness of the Tax Benefit Preservation Plan by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Final Expiration Date”).”

2.           Effectiveness of the Amendment.  This Amendment shall be deemed effective immediately upon its execution and delivery by the Company and the Rights Agent.

3.           Amendment Controls.  If this Amendment conflicts with or is inconsistent with any provision contained in the Rights Agreement, this Amendment shall control.  This Amendment shall be considered a part of the Rights Agreement.  Except as expressly modified hereby, the Rights Agreement shall continue in full force and effect.

4.           Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

5.           Counterparts; Facsimile and PDFs.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A facsimile or .pdf signature delivered electronically shall constitute an original signature for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Amended and Restated Rights Agreement to be duly executed as of the date first written above.

AUTOBYTEL INC.

By:	/s/ Glenn E. Fuller
Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal and
Administrative Officer and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration